Exhibit 23.1

March 30, 2006

U.S. Securities and Exchange Commission

Division of Corporate Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Eden Energy Corporation

Dear Sir/Madame:

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-119613) pertaining to the 2004 Stock Option Plan of Eden Energy Corp. of our report dated March 15, 2006, with respect to the consolidated financial statements of Eden Energy Corp. included in this Annual Report (Form 10-KSB) for the year ended December 31, 2005.

Sincerely,

/s/ Dale Matheson Carr-Hilton LaBonte

DALE MATHESON CARR-HILTON LABONTE

Chartered Accountants